EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Announces 2014 Results and Provides Update on Recent Activities

Denver, Colorado, March 3, 2015 - Vista Gold Corp. (the “Company,” “we” or “our”) (NYSE MKT and TSX: VGZ) today announced its audited financial results and highlights for the fiscal year ended December 31, 2014. Management's quarterly conference call to discuss these results is scheduled for 9:00  a.m. MST on March 6, 2015. The Company’s full audited financial statements, Management's Discussion and Analysis together with other important disclosures can be found in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

Recent Highlights:

•	Received $3.0 million to complete the sale of the Los Cardones gold project;
•	Completed an agreement to sell up to 8 million of our shares in Midas Gold Corp.(“Midas”) for aggregate net proceeds of approximately $2.8 million (the “Midas Sale”);
•	Received $0.5 million option payment from Cangold Limited; and
•	Continued to bring costs down while meeting environmental, safety and regulatory requirements.

Frederick H. Earnest, President and Chief Executive Officer, commented,  “2014 was a pivotal year in the financial stability of the Company. Consistent with our stated strategy, we continued to fund the Company without dilution and paid off our debt well ahead of schedule.  As a result of our cash on hand and the successful cost cutting measures which we implemented in 2013, which continue in effect, we believe we are now funded through most of 2016.  We remain focused on our Mt Todd gold project in Australia, where continued weakness in many macro-economic factors provides positive offsets to the lower gold price.  We are analyzing these factors and anticipate that they will have a net positive effect on the economics of the project. We are well positioned to continue to weather the present gold markets and expect to be able to continue to fund the Company through most of 2016 without the need to raise capital in the equity markets in the current market conditions.  I believe our Mt Todd gold project is uniquely positioned to move forward quickly in an environment of sustained gold market improvement.”

Summary of 2014 Financial Results

We reported a net loss of $18.9 million or $0.23 per share for the year ended December 31, 2014.  This includes an unrealized $4.3 million mark-to-market loss on our investment in Midas, and a non-cash $4.8 million write-down of interest in the Amayapampa project in Bolivia.  During the year ended December 31, 2013, we reported a  net loss of $59.5 million, or $0.73 per share.

Expenditures for exploration and property holding costs, principally at our Mt Todd gold project, were down approximately 74% from 2013.  In 2014, we eliminated all material discretionary programs and continued the cost cutting initiatives introduced in 2013.  In early 2013,  we completed several cash intensive programs such as water treatment and the prefeasibility study for the Mt. Todd gold project, and introduced several significant cost cutting measures, including staff reductions and compensation reductions at the Mt Todd gold project. Similarly, at the corporate level, we continued the cost cutting initiatives introduced in 2013, resulting in a 31% reduction in 2014 corporate costs from 2013 levels.

Our working capital at December 31, 2014 totaled approximately $8.6 million, including cash of approximately $3.7 million. After giving effect to the cash received in January as a result of the finalization of the Los Cardones sale and the option payment received from Cangold Limited in February, together with the cash to be received from the Midas Sale, our pro forma working capital increases to approximately $15.0 million, including approximately $10.0 million of cash.

To review the Company's Annual Report on Form 10-K for the year ended December 31, 2014, including the related Management's Discussion and Analysis, visit any of the following websites: www.sedar.com,  www.sec.gov or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the fiscal year ended December 31, 2014 and to discuss corporate and project activities is scheduled for Friday, March 6, 2015 at 9:00 a.m. MST.

Toll-free in North America: 1-866-233-5249

International:  416-642-3300

This call will also be web-cast and can be accessed at the following web location:

 http://event.on24.com/r.htm?e=960286&s=1&k=34B049C9DCF220CC21DEB10F316F126D

This call will be archived and available at www.vistagold.com after March 6, 2015.  Audio replay will be available for 21 days by calling toll-free in North America:  1-866-245-6755, passcode 339376.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager – Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

All dollar amounts in the press release are U.S. dollars.

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  Upon completion of the Midas Sale, we  will hold approximately 5.5%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as, the closing of the Midas Sale; the Company being funded through most of 2016; the impact that macro-economic factors may have on the economics on the Mt Todd gold project; funding the Company without dilution; and moving the Mt Todd gold project forward quickly when there is sustained improvement in the gold market; and other such matters are forward-looking statements and forward-looking information.  The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 2, 2015 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.